Annual Report dated 10/31/2005 for
Small Cap Growth Opportunities Fund Class A

E X P E R I E N C E

Smith Barney Small Cap Growth Opportunities Fund

A N N U A L R E P O R T

OCTOBER 31, 2005

    INVESTMENT PRODUCTS: NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Smith Barney Small Cap Growth Opportunities Fund

 Annual Report • October 3, 2005

What’s Inside

Letter From the Chairman

1

Manager Overview

4

Fund at a Glance

8

Fund Expenses

9

Fund Performance

11

Fund Objective
 The Fund seeks long-term capital
 growth. Dividend
income, if any, is
 incidental to this goal. The Fund
 seeks to achieve its investment
 objective by normally investing
at
 least 80% of its net assets in
 equity securities of small-cap
 companies with small market
 capitalizations and related
 investments. In selecting invest-
 ments, the manager looks for
 issuers that have a predictable,
 growing demand for their
 products or services, and issuers
 with a dominant
position in a
 niche market or whose customers
are very large corporations.

Historical Performance

12

Schedule of Investments

13

Statement of Assets and Liabilities

19

Statement of Operations

20

Statements of Changes in Net Assets

21

Financial Highlights

22

Notes to Financial Statements

26

Report of Independent Registered Public Accounting Firm

36

Board Approval of Management Agreement

37

Additional Information

43

Additional Shareholder Information

48

Important Tax Information

49

 Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

 All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Letter from the Chairman

  R. JAY GERKEN, CFA  Chairman, President and   Chief
Executive Officer

Dear Shareholder,

 The U.S. economy was surprisingly resilient during the fiscal year. While surging oil prices, rising interest rates and the impact of Hurricanes Katrina and Rita threatened to derail economic expansion, growth remained solid throughout the period. After a 3.3% advance in the second quarter of 2005, third quarter gross domestic product (“GDP”)[i] growth grew to 4.3%, marking the tenth consecutive quarter in which GDP growth grew 3.0% or more.

      As expected, the Federal Reserve
Board (“Fed”)ii continued to raise interest rates in an attempt to ward off inflation. After raising rates three times from June 2004 through September
2004, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the reporting period. The Fed again raised rates in early November, after the Fund’s reporting period had ended. All told, the Fed’s twelve rate hikes have brought the target for the federal funds rate from 1.00% to 4.00% . This represents the longest sustained Fed tightening cycle since
1976-1979.

      During the 12-month period covered by this report, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 8.72%. Generally positive economic news, relatively benign core inflation and strong corporate profits supported the market during much of the period.

     Looking at the fiscal year as a whole, mid-cap stocks generated superior returns, with the Russell Midcap[v],
Russell 1000vi, and Russell 2000vii Indexes returning 18.09%, 10.47%, and 12.08%, respectively. From a market style perspective, value-oriented stocks significantly outperformed their growth counterparts, with the Russell 3000 Valueviii and Russell
3000 Growthix Indexes returning 11.96% and 8.99%, respectively.

      Please read on for a more
detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

 Smith Barney Small Cap Growth Opportunities Fund      1

Special Shareholder Notice
 On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of
Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment management contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager which became effective on December 1, 2005.

 Information About Your Fund
 As you may be aware, several issues in
the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

 2      Smith Barney Small Cap Growth Opportunities
Fund

     Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

      As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

 Sincerely,

 R. Jay Gerken, CFA
 Chairman, President and Chief Executive Officer

 December 1,
2005

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i
Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii
 The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii
The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv
 The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S. Please note that an investor cannot invest directly in an index.

v
The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index whose average market capitalization was approximately $4.7 billion as of 6/24/05.

vi
 The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000
Index.

vii
 The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000
Index.

viii
 The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix
The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

 Smith Barney Small Cap Growth Opportunities Fund      3

 Manager Overview

VINCENT GAO Portfolio Manager

Q.      What were the overall market conditions during the Fund’s reporting period?

 A. The U.S. economy continued its fairly steady expansion during the period, despite record high oil and natural gas prices, rising short-term interest rates and falling consumer confidence. Several of these factors, especially the record high oil and natural gas prices, have weighed on the consumer in selective areas, even though we continue to have stable to rising housing prices and relatively low interest rates compared to history.

     The Federal Reserve Board (“Fed”)[i] continued to raise short-term interest rates over the period in an attempt to stifle inflation. From June 2004 through the end of the reporting period, the Fed raised short-term interest rates twelve times, which brought the target for the federal fundsii rate to 4.00%.

      Overall, both large- and small-capitalization stocks rose during the period with the large-cap
S&P 500 Indexiii returning 8.72% and the small-cap Russell 2000 Indexiv returning
12.08%. Among small-cap equities, value stocks outperformed growth stocks as reflected by the performance of the Russell 2000 Value Indexv, which returned 13.04%, versus the Russell 2000 Growth Index,vi which returned 10.91%. All of the sectors within the Russell 2000 Growth Index posted positive returns during the period. The strongest performance came from the energy, telecommunication services and utilities sectors. The bottom performing sectors included information technology, consumer discretionary and financials.

 Performance Review
 For the 12 months ended October 31, 2005, Class A shares of the Smith Barney Small Cap Growth Opportunities Fund, excluding sales charges, returned 10.17%. These shares underperformed the Fund’s unmanaged benchmark, the Russell 2000 Growth Index, which returned 10.91% for the same period. The Lipper Small-Cap Growth Funds Category Average1 increased 11.79% over the same time frame.

 Q. What were the most significant factors affecting Fund performance?

A.
The Fund’s underperformance relative to the Russell 2000 Growth Index was primarily attributable to stock selection in the information technology and energy sectors. The negative results in these sectors were partially offset by strong stock selection in the health care and telecommunication services sectors. Sector allocation was strongest in the telecommunication services sectors and weakest in the information technology and industrials sectors.

1
 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 515 Funds in the fund’s Lipper category, and excluding sales charges.

 4      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Performance Snapshot as of October 31, 2005 (excluding sales charges) (unaudited)

6 Months

12 Months

Small Cap Growth Opportunities Fund - Class A Shares

8.86
%

10.17
%

Russell 2000 Growth Index

13.15
%

10.91
%

Lipper Small-Cap Growth Funds Category Average

12.62
%

11.79
%

 The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.citigroupam.com.

 Current fee waivers are voluntary, and may be reduced or terminated at any time. Absent these waivers, the performance would have been lower.

 All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class B shares returned 8.47%, Class C shares returned 8.47% and
Class Y shares returned 9.02% for the six months ended October 31, 2005. Excluding sales charges, Class B shares returned 9.35%, Class C shares returned 9.39% and Class Y shares returned 10.50% for the twelve months ended October 31,
2005.

 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 539 funds for the six-month period and among the 515 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

    What were the leading contributors to performance?
 A. Individual stocks that were the greatest contributors to performance during the period were Transkaryotic Therapies Inc., a biopharmaceutical company, SpectraSite, a wireless tower operator and PacifiCare Health Systems Inc., a managed health care services company. American Tower Corp.
acquired SpectraSite during the period. The Fund sold its position in Transkaryotic Therapies, Inc. and PacifiCare Health Systems Inc. during the period and maintained its position American Tower
Corp.

    What were the leading detractors from performance?
 A. The largest detractors from
performance during the period included Zarlink Semiconductor, Inc., a manufacturer and marketer of semiconductors, Tekelec, a designer, manufacturer and marketer of telecommunications networks and NPS Pharmaceuticals, Inc., a biopharmaceutical company. With the exception of NPS Pharmaceuticals, Inc. and Tekelec, a designer manufacturer, which was sold during the period, the Fund maintained its positions in the securities mentioned above at the close of the period.

 Q. Were there any significant changes to the Fund during the reporting period?

 A. There were no significant changes made to the
portfolio during the reporting period with the exception of reducing the weighting in the information technology sector. We believe technology sector returns were becoming relatively unattractive to the broader

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      5

 market and as such, we scaled the weighting back. Also important to note, we added to our telecommunication services weighting primarily due to increased investment in the wireless sector during the period.

      Thank you for your investment in the Smith Barney Small Cap Growth Opportunities Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

 Sincerely,

 Vincent Gao
 Portfolio Manager

 December 1, 2005

 6      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

 Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: SINA Corp. (3.1%), R.H. Donnelly Corp. (3.1%), American Tower Corp. Class A Shares (2.8%), LifePoint Hospitals, Inc. (2.4%), MSC Industrial Direct Co., Inc. Class A Shares (2.3%), Electronics For Imaging, Inc. (2.2%),
DJ Orthopedics, Inc. (1.9%), Bronco Drilling Co., Inc. (1.6%), ADC Telecommunications, Inc. (1.6%) and Zarlink Semiconductor, Inc. (1.5%) . Please refer to pages 13 through 18 for a list and percentage breakdown of the Fund’s holdings.

 The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Information Technology (24.9%), Health Care (15.8%), Consumer Discretionary (12.8%), Financials (8.1%) and Energy (7.7%) . The Fund’s portfolio composition is subject to change at any time.

 RISKS: Keep in mind that small-capitalization company stocks may be more volatile than large capitalization stocks. The Fund is subject to certain risks of overseas investing not associated with investing in U.S. securities, including currency fluctuations and changes in political and economic conditions. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

 All index performance reflects no
deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i
 The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii
The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii
 The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S. Please note that an investor cannot invest directly in an index.

iv
 The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000
Index.

v
The Russell 2000 Value Index measures the performance of those Russell 2000 Index companies with lower price-to-book ratios and lower forecasted growth values.

vi
The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      7

 Fund at a Glance (unaudited)

 Investment
Breakdown

 8      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Fund Expenses (unaudited)

 Example
 As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, reinvested distributions including returns of capital, if any; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

      This example is based on an investment of $1,000 invested on May 1, 2005 and held for the six months ended October 31, 2005.

 Actual Expenses
 The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

 Based on Actual Total Return(1)

Actual

Total Return

Beginning

Ending

Annualized

Expenses

Without

Account

Account

Expense

Paid During

Sales Charges(2)

Value

Value

Ratio

the Period(3)

Class A

8.86
%

$1,000.00

$1,088.60

1.35
%

$ 7.11

Class B

8.47

1,000.00

1,084.70

2.10

11.03

Class C

8.47

1,000.00

1,084.70

2.10

11.03

Class Y

9.02

1,000.00

1,090.20

1.10

5.80

(1)
For the six months ended October 31, 2005.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect fee waivers.
Past performance is not guarantee of future results. In the absence of fee waivers the total return would have been lower.

(3)
 Expenses (net of voluntary fee waiver) are equal to each class’ annualized expense ratio, multiplied by the average account value over the period, multiplied by number of days in the most recent fiscal half-year, then divided by 365.

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      9

 Fund Expenses (unaudited) (continued)

 Hypothetical Example for
Comparison Purposes
 The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

      Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

 Based on Hypothetical Total Return(1)

Hypothetical

Beginning

Ending

Annualized

Expenses

Annualized

Account

Account

Expense

Paid During

Total Return

Value

Value

Ratio

the Period(2)

Class A

5.00
%

$1,000.00

$1,018.40

1.35
%

$ 6.87

Class B

5.00

1,000.00

1,014.62

2.10

10.66

Class C

5.00

1,000.00

1,014.62

2.10

10.66

Class Y

5.00

1,000.00

1,019.66

1.10

5.60

(1)
For the six months ended October 31, 2005.

(2)
 Expenses (net of voluntary fee waiver) are equal to each class’ respective annualized expense ratio, multiplied by the average account value over the period, multiplied by number of days in the recent fiscal half-year, then divided by 365.

 10      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Fund Performance

 Average Annual Total Returns† (unaudited)

Without Sales Charges(1)

Class A

Class B

Class C

Class Y

Twelve Months Ended 10/31/05

10.17
%

9.35
%

9.39
%

10.50
%

Five Years Ended 10/31/05

(0.37
)

(1.10
)

(1.10
)

—

Ten Years Ended 10/31/05

11.33

—

—

—

Inception* through 10/31/05

12.86

6.43

(2.03
)

23.57

With Sales Charges(2)

Class A

Class B

Class C

Class Y

Twelve Months Ended 10/31/05

4.67
%

4.35
%

8.39
%

10.50
%

Five Years Ended 10/31/05

(1.38
)

(1.23
)

(1.10
)

—

Ten Years Ended 10/31/05

10.76

—

—

—

Inception* through 10/31/05

12.30

6.43

(2.03
)

23.57

 Cumulative Total Returns† (unaudited)

Without Sales Charges(1)

Class A (10/31/95 through 10/31/05)

192.44
%

Class B (Inception* through 10/31/05)

52.95

Class C (Inception* through 10/31/05)

(9.95
)

Class Y (Inception* through 10/31/05)

71.78

†
All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers. Past performance is no guarantee of future results. In the absence of voluntary fee waivers the total return would have been lower.

(1)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect deduction of all applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum sales charge of 5.00% and Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment. Thereafter, this CDSC declines by 1.00% per year until no CDSC is incurred. Class C shares also reflect the deduction of 1.00% CDSC, which applies if shares are redeemed within one year of purchase payment.

*
Inception dates for Class A, B, C, and Y shares are June 21, 1995, January 4, 1999, September 22, 2000 and April 11, 2003, respectively.

Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      11

 Historical Performance (unaudited)

 Value of $10,000 Invested in Class A Shares of the Smith Barney
Small Cap Growth
 Opportunities Fund vs. Russell 2000 Growth Index†
 October 1995
— October 2005

†

Hypothetical illustration of $10,000 invested in Class A shares on October 31, 1995, assuming deduction of the maximum 5.00% sales charge at the time of investment and reinvestment of all distributions, if any, at net asset value through October 31, 2005. The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. The performance of the Fund’s other classes may be greater or less than the performance of Class A shares indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers. In the absence of voluntary fee waivers, the total return would have been lower.

 12      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Schedule of Investments (October 31, 2005)

 SMITH BARNEY SMALL CAP
GROWTH OPPORTUNITIES FUND

Shares

Security

Value

COMMON STOCKS — 90.7%

CONSUMER DISCRETIONARY — 12.8%

Hotels, Restaurants & Leisure — 4.4%

15,000

Ctrip.com International Ltd., ADR
$
862,950

6,700

Outback Steakhouse Inc.

252,322

8,800

PF Chang’s China Bistro Inc.*

402,512

10,531

Station Casinos Inc.

675,037

18,500

Steak ‘n Shake Co.*

340,770

Total Hotels, Restaurants & Leisure

2,533,591

Household Durables — 0.5%

25,400

Tempur-Pedic International Inc.*

280,924

Leisure Equipment & Products — 1.2%

19,980

Marvel Entertainment Inc.*

351,648

9,800

SCP Pool Corp.

352,506

Total Leisure Equipment & Products

704,154

Media — 4.5%

8,100

Focus Media Holding Ltd., ADR*

212,706

15,980

ProQuest Co.*

473,807

28,600

R.H. Donnelley Corp.*

1,765,478

7,800

Regal Entertainment Group, Class A Shares

143,754

Total Media

2,595,745

Specialty Retail — 2.2%

7,800

AnnTaylor Stores Corp.*

189,306

19,700

Cabela’s Inc., Class A Shares*

323,080

19,000

Men’s Wearhouse Inc.*

469,300

21,800

West Marine Inc.*

295,826

Total Specialty Retail

1,277,512

TOTAL CONSUMER DISCRETIONARY

7,391,926

CONSUMER STAPLES — 3.1%

Food & Staples Retailing — 0.7%

7,200

Nash Finch Co.

223,632

7,300

United Natural Foods Inc.*

205,203

Total Food & Staples Retailing

428,835

Food Products — 0.9%

16,320

Hain Celestial Group Inc.*

315,303

10,300

John B. Sanfilippo & Son Inc.*

188,284

Total Food Products

503,587

Household Products — 0.7%

19,700

Spectrum Brands Inc.*

407,790

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth
Opportunities Fund 2005 Annual Report      13

 Schedule of Investments (October 31, 2005) (continued)

Shares

Security

Value

CONSUMER STAPLES — (continued)

Personal Products — 0.8%

26,700

Nu Skin Enterprises Inc., Class A Shares
$
449,628

TOTAL CONSUMER STAPLES

1,789,840

ENERGY — 7.7%

Energy Equipment & Services — 5.7%

2,600

Atwood Oceanics Inc.*

183,092

37,500

Bronco Drilling Co. Inc.*

909,000

9,050

CARBO Ceramics Inc.

535,398

49,500

Grey Wolf Inc.*

380,160

62,430

Key Energy Services Inc.*

842,805

4,876

Todco, Class A Shares*

218,201

7,000

Universal Compression Holdings Inc.*

249,550

Total Energy Equipment & Services

3,318,206

Oil, Gas & Consumable Fuels — 2.0%

7,700

Cheniere Energy Inc.*

286,671

7,100

OPTI Canada Inc.*

220,670

17,600

Range Resources Corp.

628,144

Total Oil, Gas & Consumable Fuels

1,135,485

TOTAL ENERGY

4,453,691

FINANCIALS — 8.1%

Capital Markets — 0.8%

5,805

Affiliated Managers Group Inc.*

445,534

Commercial Banks — 3.7%

1,640

City National Corp.

120,343

13,240

Cullen/Frost Bankers Inc.

699,337

14,140

East-West Bancorp Inc.

541,420

6,462

UCBH Holdings Inc.

112,439

12,000

Westamerica Bancorporation

639,720

Total Commercial Banks

2,113,259

Insurance — 0.7%

25,100

Universal American Financial Corp.*

371,480

Real Estate — 2.7%

4,312

Alexandria Real Estate Equities Inc.

348,625

4,100

BioMed Realty Trust Inc.

102,541

1,066

CenterPoint Properties Trust

48,567

6,884

Cousins Properties Inc.

203,353

6,900

Global Signal Inc.

286,005

5,000

Gramercy Capital Corp.

117,950

10,097

PS Business Parks Inc.

469,915

Total Real Estate

1,576,956

Thrifts & Mortgage Finance — 0.2%

2,260

Downey Financial Corp.

137,747

TOTAL FINANCIALS

4,644,976

 See Notes to Financial Statements.

Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Schedule of Investments (October 31, 2005) (continued)

Shares

Security

Value

HEALTH CARE — 15.8%

Biotechnology — 4.7%

33,900

Abgenix Inc.*
$
352,560

12,900

CV Therapeutics Inc.*

323,274

24,300

InterMune Inc.*

330,480

33,800

Mannkind Corp.*

382,278

38,900

Nektar Therapeutics*

585,834

22,300

Oscient Pharmaceuticals Corp.*

39,025

15,700

Protein Design Labs Inc.*

439,914

18,900

Tanox Inc.*

263,844

Total Biotechnology

2,717,209

Health Care Equipment & Supplies — 3.2%

6,238

Advanced Medical Optics Inc.*

222,572

12,820

Cytyc Corp.*

324,987

36,790

DJ Orthopedics Inc.*

1,069,853

11,300

Wright Medical Group Inc.*

210,293

Total Health Care Equipment & Supplies

1,827,705

Health Care Providers & Services — 5.3%

18,400

Health Net Inc.*

861,856

34,600

LifePoint Hospitals Inc.*

1,352,860

9,000

Manor Care Inc.

335,250

16,300

WellCare Health Plans Inc.*

513,450

Total Health Care Providers & Services

3,063,416

Pharmaceuticals — 2.6%

21,000

Andrx Corp.*

324,870

17,800

Connetics Corp.*

232,112

25,600

Impax Laboratories Inc.*

271,360

70,200

Inspire Pharmaceuticals Inc.*

442,260

36,356

Ista Pharmaceuticals Inc.*

224,680

Total Pharmaceuticals

1,495,282

TOTAL HEALTH CARE

9,103,612

INDUSTRIALS — 7.2%

Aerospace & Defense — 0.5%

9,600

Aviall, Inc.*

302,880

Building Products — 0.6%

9,800

ElkCorp

309,974

Commercial Services & Supplies — 1.0%

9,600

Herman Miller Inc.

263,136

22,000

Steelcase Inc., Class A Shares

315,040

Total Commercial Services & Supplies

578,176

Construction & Engineering — 1.1%

28,400

Chicago Bridge & Iron Co. NV, New York Shares

633,320

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth
Opportunities Fund 2005 Annual Report      15

 Schedule of Investments (October 31, 2005) (continued)

Shares

Security

Value

Machinery — 1.7%

14,200

IDEX Corp.
$
568,284

16,900

Stewart & Stevenson Services Inc.

403,234

Total Machinery

971,518

Trading Companies & Distributors — 2.3%

34,840

MSC Industrial Direct Co. Inc., Class A Shares

1,330,191

TOTAL INDUSTRIALS

4,126,059

INFORMATION TECHNOLOGY — 24.9%

Communications Equipment — 2.4%

51,441

ADC Telecommunications Inc.*

897,645

29,500

Polycom Inc.*

451,350

Total Communications Equipment

1,348,995

Computers & Peripherals — 2.2%

50,600

Electronics for Imaging Inc.*

1,270,566

Electronic Equipment & Instruments — 1.1%

40,600

Dolby Laboratories Inc., Class A Shares*

653,660

Internet Software & Services — 7.8%

51,070

Digitas Inc.*

551,556

3,600

Hurray! Holding Co. Ltd., ADR*

33,667

2,400

Jupitermedia Corp.*

40,800

4,900

Netease.com Inc., ADR*

373,723

109,400

RealNetworks Inc.*

853,320

69,900

SINA Corp.*

1,771,965

91,400

SkillSoft PLC, ADR*

382,966

5,700

Tom Online Inc., ADR*

102,600

53,300

webMethods Inc.*

370,968

Total Internet Software & Services

4,481,565

IT Services — 0.7%

19,600

Wright Express Corp.*

422,968

Semiconductors & Semiconductor Equipment — 6.2%

165,800

Applied Micro Circuits Corp.*

404,552

41,274

ASE Test Ltd.*

227,833

85,344

ChipMOS TECHNOLOGIES (Bermuda) Ltd.*

520,598

12,700

Cymer Inc.*

442,595

27,100

Entegris Inc.*

264,496

28,100

Mattson Technology Inc.*

221,709

25,000

Micrel Inc.*

250,000

19,000

PortalPlayer Inc.*

383,610

560,600

Zarlink Semiconductor Inc.*

874,536

Total Semiconductors & Semiconductor Equipment

3,589,929

 See Notes to Financial Statements.

Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Schedule of Investments (October 31, 2005) (continued)

Shares

Security

Value

Software — 4.5%

13,800

Hyperion Solutions Corp.*
$
667,368

23,600

Kongzhong Corp., ADR*

299,248

17,800

Salesforce.com Inc.*

444,822

18,400

The9 Ltd., ADR*

346,656

107,237

TIBCO Software Inc.*

813,929

Total Software

2,572,023

TOTAL INFORMATION TECHNOLOGY

14,339,706

MATERIALS — 4.2%

Chemicals — 2.9%

7,400

Cytec Industries Inc.

305,620

14,110

Minerals Technologies Inc.

754,321

4,700

Scotts Miracle-Gro Co., Class A Shares

412,613

8,920

Valspar Corp.

196,686

Total Chemicals

1,669,240

Metals & Mining — 1.3%

15,670

Apex Silver Mines Ltd.*

240,064

22,130

Compass Minerals International Inc.

495,491

Total Metals & Mining

735,555

TOTAL MATERIALS

2,404,795

TELECOMMUNICATION SERVICES — 6.0%

Diversified Telecommunication Services — 1.9%

89,070

Cincinnati Bell Inc.*

352,717

37,700

Citizens Communications Co.

461,448

4,000

Commonwealth Telephone Enterprises Inc.

143,560

12,000

IDT Corp., Class B Shares*

143,280

Total Diversified Telecommunication Services

1,101,005

Wireless Telecommunication Services — 4.1%

68,068

American Tower Corp., Class A Shares*

1,623,422

55,300

Dobson Communications Corp., Class A Shares*

403,137

14,200

Nextel Partners Inc., Class A Shares*

357,130

Total Wireless Telecommunication Services

2,383,689

TOTAL TELECOMMUNICATION SERVICES

3,484,694

UTILITIES — 0.9%

Electric Utilities — 0.9%

20,000

ITC Holdings Corp.

550,000

TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS

(Cost — $49,616,001)

52,289,299

 See Notes to Financial Statements.

 Smith Barney
Small Cap Growth Opportunities Fund 2005 Annual Report      17

 Schedule of Investments (October 31, 2005) (continued)

Face

Amount

Security

Value

SHORT-TERM INVESTMENT — 7.4%

Repurchase Agreement — 7.4%

$ 4,290,000

Interest in $542,622,000 joint tri-party repurchase

agreement dated 10/31/05 with Greenwich Capital

Markets Inc., 4.020% due 11/1/05, Proceeds at

maturity — $4,290,479; (Fully collateralized by

various U.S. Treasury obligations, 1.500% to

6.250% due 3/31/06 to 5/15/30; Market value —

$4,375,834) (Cost — $4,290,000)
$
4,290,000

TOTAL INVESTMENTS — 98.1% (Cost — $53,906,001#)

56,579,299

Other Assets in Excess of Liabilities — 1.9%

1,081,798

TOTAL NET ASSETS — 100.0%
$
57,661,097

* Non-income producing security.
 # Aggregate cost for federal income tax
purposes is $54,076,865.

   Abbreviation used in this schedule:
   ADR — American Depositary Receipt

See Notes to Financial Statements.

 18      Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report

 Statement of Assets and
Liabilities (October 31, 2005)

ASSETS:

Investments, at value (Cost — $53,906,001)

$
56,579,299

Cash

83

Receivable for securities sold

2,044,372

Receivable for Fund shares sold

98,935

Receivable from manager

10,843

Dividends and interest receivable

4,087

Prepaid expenses

17,883

Total Assets

58,755,502

LIABILITIES:

Payable for securities purchased

705,690

Payable for Fund shares repurchased

188,576

Transfer agent fees payable

55,343

Distribution fees payable

29,577

Trustees’ fees payable

1,273

Accrued expenses

113,946

Total Liabilities

1,094,405

Total Net Assets

$
57,661,097

NET ASSETS:

Par value (Note 6)

$
29

Paid-in capital in excess of par value

50,297,818

Accumulated net realized gain on investments and futures contracts

4,689,952

Net unrealized appreciation on investments

2,673,298

Total Net Assets

$
57,661,097

Shares Outstanding:

Class A

1,271,880

Class B

144,332

Class C

1,307,161

Class Y

198,056

Net Asset Value:

Class A (and redemption price)

$20.14

Class B*

$18.95

Class C*

$19.34

Class Y (and redemption price)

$20.30

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 5.00%)

$21.20
**

*
Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC (if shares are redeemed within one year), respectively.

**
Based upon single purchase of less than $25,000.

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report      19

 Statement of Operations (For the year ended October 31, 2005)

INVESTMENT INCOME:

Dividends

$
387,239

Interest

114,985

Less: Foreign taxes withheld

(567
)

Total Investment Income

501,657

EXPENSES:

Management fee (Note 2)

402,674

Distribution fees (Note 2 and 4)

298,415

Transfer agent fees (Notes 2 and 4)

218,226

Shareholder reports (Note 4)

76,156

Custody and fund accounting fees

68,673

Registration fees

47,539

Audit and tax

34,000

Legal fees

31,143

Trustees’ fees

9,409

Insurance

295

Miscellaneous expenses

6,549

Total Expenses

1,193,079

Less: Management fee waiver (Note 2)

(304,086
)

Net Expenses

888,993

Net Investment Loss

(387,336
)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND

FUTURES CONTRACTS (NOTES 1 AND 3):

Net Realized Gain From:

Investments

5,059,630

Futures contracts

72,927

Net Realized Gain

5,132,557

Change in Net Unrealized Appreciation/Depreciation From:

Investments

(179,419
)

Futures contracts

(14,638
)

Change in Net Unrealized Appreciation/Depreciation

(194,057
)

Net Gain on Investments and Futures Contracts

4,938,500

Increase in Net Assets From Operations

$
4,551,164

 See Notes to Financial Statements.

Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Statements of Changes in Net Assets (For the years ended October 31,)

2005

2004

OPERATIONS:

Net investment loss

$
(387,336
)

$
(227,301
)

Net realized gain

5,132,557

3,190,290

Change in net unrealized appreciation/depreciation

(194,057
)

200,110

Net realized and unrealized gain on investments

related to prospectus restrictions (Note 10)

—

(42,875
)

Increase in Net Assets From Operations

4,551,164

3,120,224

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):

Net realized gains

(3,420,256
)

(575,253
)

Decrease in Net Assets From Distributions to Shareholders

(3,420,256
)

(575,253
)

FUND SHARE TRANSACTIONS (NOTE 6):

Net proceeds from sale of shares

27,160,292

25,612,610

Reinvestment of distributions

3,306,564

531,939

Cost of shares repurchased

(18,761,207
)

(12,373,250
)

Increase in Net Assets From Fund Share Transactions

11,705,649

13,771,299

Increase in Net Assets

12,836,557

16,316,270

NET ASSETS:

Beginning of year

44,824,540

28,508,270

End of year*

$
57,661,097

$
44,824,540

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth
Opportunities Fund 2005 Annual Report      21

 Financial Highlights

 For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class A Shares

2005
(1)

2004
(1)

2003
(1)

2002

2001

Net Asset Value, Beginning of Year

$
19.58

$
18.09

$
13.17

$
16.13

$
31.06

Income (Loss) From Operations:

Net investment loss

(0.08
)

(0.08
)

(0.08
)

(0.09
)

(0.11
)

Net realized and unrealized gain (loss)

2.07

1.91

5.00

(2.87
)

(7.43
)

Total Income (Loss) From Operations

1.99

1.83

4.92

(2.96
)

(7.54
)

Less Distributions From:

Net realized gains

(1.43
)

(0.34
)

—

—

(7.39
)

Total Distributions

(1.43
)

(0.34
)

—

—

(7.39
)

Net Asset Value, End of Year

$
20.14

$
19.58

$
18.09

$
13.17

$
16.13

Total Return(2)

10.17
%

10.18
%(3)

37.36
%(3)

(18.35
)%

(27.89
)%

Net Assets, End of Year (000s)

$
25,620

$
24,505

$
21,581

$
16,608

$
21,529

Ratios to Average Net Assets:

Gross expenses

1.64
%

2.04
%

2.68
%

2.93
%

2.61
%(4)

Net expenses(5)(6)

1.35

1.34

1.35

1.35

1.35
(4)

Net investment loss

(0.42
)

(0.41
)

(0.57
)

(0.56
)

(0.60
)(4)

Portfolio Turnover Rate

125
%

129
%

141
%

21
%

57
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
Performance figures may reflect voluntary fee waivers. Past performance is no guarantee of future results. In the absence of voluntary fee waivers, the total return would have been lower.

(3)
 (0.10)% and 2.16% of Class A’s total return for October 31, 2004 and 2003, respectively, resulted from investments not meeting the investment policy of the Fund. (See Note 10 to the financial statements.)

(4)
Includes the Fund’s share of Small Cap Growth Portfolio allocated expenses for the periods indicated.

(5)
The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be terminated at any time.

(6)
The ratio of expenses to average net assets will not exceed 1.35%, as a result of a voluntary expense limitation which may be terminated at any time.

 See Notes to Financial Statements.

 22      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

Financial Highlights (continued)

 For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class B Shares

2005
(1)

2004
(1)

2003
(1)

2002

2001

Net Asset Value, Beginning of Year

$
18.63

$
17.36

$
12.73

$
15.71

$
30.65

Income (Loss) From Operations:

Net investment loss

(0.22
)

(0.21
)

(0.19
)

(0.20
)

(0.21
)

Net realized and unrealized gain (loss)

1.97

1.82

4.82

(2.78
)

(7.34
)

Total Income (Loss) From Operations

1.75

1.61

4.63

(2.98
)

(7.55
)

Less Distributions From:

Net realized gains

(1.43
)

(0.34
)

—

—

(7.39
)

Total Distributions

(1.43
)

(0.34
)

—

—

(7.39
)

Net Asset Value, End of Year

$
18.95

$
18.63

$
17.36

$
12.73

$
15.71

Total Return(2)

9.35
%

9.33
%(3)

36.37
%(3)

(18.97
)%

(28.42
)%

Net Assets, End of Year (000s)

$
2,735

$
2,970

$
2,726

$
1,562

$
1,730

Ratios to Average Net Assets:

Gross expenses

2.39
%

2.78
%

3.43
%

3.68
%

3.61
%(4)

Net expenses(5)(6)

2.10

2.09

2.10

2.10

2.10
(4)

Net investment loss

(1.17
)

(1.16
)

(1.34
)

(1.30
)

(1.36
)(4)

Portfolio Turnover Rate

125
%

129
%

141
%

21
%

57
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
Performance figures may reflect voluntary fee waivers. Past performance is no guarantee of future results. In the absence of voluntary fee waivers, the total return would have been lower.

(3)
 (0.11)% and 2.23% of Class B’s total return for October 31, 2004 and 2003, respectively, resulted from investments not meeting the investment policy of the Fund. (See Note 10 to the financial statements.)

(4)
Includes the Fund’s share of Small Cap Growth Portfolio allocated expenses for the periods indicated.

(5)
The investment manager has voluntarily waived a portion of its fees. Such waivers are voluntary and may be terminated at any time.

(6)
The ratio of expenses to average net assets will not exceed 2.10%, as a result of a voluntary expense limitation which may be terminated at any time.

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report      23

 Financial Highlights (continued)

 For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Class C Shares(1)

2005
(2)

2004
(2)

2003
(2)

2002

2001

Net Asset Value, Beginning of Year

$
18.98

$
17.68

$
12.97

$
16.00

$
31.06

Income (Loss) From Operations:

Net investment loss

(0.23
)

(0.21
)

(0.19
)

(0.12
)

(0.15
)

Net realized and unrealized gain (loss)

2.02

1.85

4.90

(2.91
)

(7.52
)

Total Income (Loss) From Operations

1.79

1.64

4.71

(3.03
)

(7.67
)

Less Distributions From:

Net realized gains

(1.43
)

(0.34
)

—

—

(7.39
)

Total Distributions

(1.43
)

(0.34
)

—

—

(7.39
)

Net Asset Value, End of Year

$
19.34

$
18.98

$
17.68

$
12.97

$
16.00

Total Return(3)

9.39
%

9.33
%(4)

36.31
%(4)

(18.94
)%

(28.39
)%

Net Assets, End of Year (000s)

$
25,286

$
13,453

$
3,281

$
1,312

$
523

Ratios to Average Net Assets:

Gross expenses

3.18
%

3.13
%

3.43
%

3.68
%

4.16
%(5)

Net expenses(6)(7)

2.10

2.08

2.10

2.10

2.10
(5)

Net investment loss

(1.16
)

(1.12
)

(1.34
)

(1.22
)

(1.37
)(5)

Portfolio Turnover Rate

125
%

129
%

141
%

21
%

57
%

(1)
On April 29, 2004, Class L shares were renamed as Class C shares.

(2)
Per share amounts have been calculated using the average shares method.

(3)
Performance figures may reflect voluntary fee waivers. Past performance is no guarantee of future results. In the absence of voluntary fee waivers, the total return would have been lower.

(4)
 (0.10)% and 2.19% of Class C’s total return for October 31, 2004 and 2003, respectively, resulted from investments not meeting the investment policy of the Fund. (See Note 10 to the financial statements.)

(5)
Includes the Fund’s share of Small Cap Growth Portfolio allocated expenses for the periods indicated.

(6)
The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be reduced or terminated at any time.

(7)
The ratio of expenses to average net assets will not exceed 2.10%, as a result of a voluntary expense limitation which may be terminated at any time.

 See Notes to Financial Statements.

 24      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

Financial Highlights (continued)

 For a share of beneficial interest outstanding throughout each year ended October 31, unless otherwise noted:

Class Y Shares(1)

2005

2004

2003
(2)

Net Asset Value, Beginning of Year

$
19.67

$
18.13

$
12.88

Income (Loss) From Operations:

Net investment loss

(0.03
)

(0.02
)

(0.03
)

Net realized and unrealized gain

2.09

1.90

5.28

Total Income From Operations

2.06

1.88

5.25

Less Distributions From:

Net realized gains

(1.43
)

(0.34
)

—

Total Distributions

(1.43
)

(0.34
)

—

Net Asset Value, End of Year

$
20.30

$
19.67

$
18.13

Total Return(3)

10.50
%

10.44
%(4)

40.76
%(4)

Net Assets, End of Year (000s)

$
4,020

$
3,897

$
920

Ratios to Average Net Assets:

Gross expenses

1.13
%

1.68
%

2.41
%(5)

Net expenses(6)(7)

1.10

1.08

1.08
(5)

Net investment loss

(0.17
)

(0.12
)

(0.51
)(5)

Portfolio Turnover Rate

125
%

129
%

141
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
For the period April 11, 2003 (inception date) to October 31, 2003.

(3)
 Performance figures may reflect voluntary fee waivers. Past performance is no guarantee of future results. In the absence of voluntary fee waivers, the total return would have been lower. Total returns for periods of less than one year are not annualized.

(4)
 (0.10)% and 2.21% of Class Y’s total return for October 31, 2004 and 2003, respectively, resulted from investments not meeting the investment policy of the Fund. (See Note 10 to the Financial
Statements.)

(5)
Annualized.

(6)
The investment manager voluntarily waived a portion of its fees. Such waivers are voluntary and may be terminated at any time.

(7)
The ratio of expenses to average net assets will not exceed 1.10%, as a result of a voluntary expense limitation which may be terminated at any time.

 See Notes to Financial Statements.

 Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report      25

 Notes to
Financial Statements

 1. Organization and Significant Accounting Policies
 The Smith Barney Small Cap Growth Opportunities Fund (the “Fund”), is
a separate diversified series of Smith Barney Trust II (the “Trust”), a Massachusetts business trust. The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

      The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles
(“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

      (a) Investment Valuation. Equity
securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

      (b) Repurchase Agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian takes possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

      (c) Financial Futures Contracts. The Fund may enter into financial futures contracts typically to hedge a portion of the portfolio. Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin.
Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Fund each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Fund recognizes an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.

      The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of

 26      Smith Barney Small
Cap Growth Opportunities Fund 2005 Annual Report

 Notes to
Financial Statements (continued)

 the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Fund could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

     (d) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method.

      (e) Expenses. The Fund bears all costs of its operations other than expenses specifically assumed by the manager. Expenses incurred by the Trust with respect to any two or more funds in the series are allocated in proportion to the average net assets of each fund, except when allocations of direct expenses to each fund can otherwise be made fairly. Expenses directly attributable to a fund are charged to that fund.

     (f) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

      (g) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

      (h) Federal and Other Taxes. It is the Fund’s
policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

      (i) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

(Over)/ Undistributed Net

Undistributed Realized Gains/

Investment Income

Accumulated Net Realized Gain

Paid-in Capital

(a)

—

$(1
)

$1

(b)

$387,336

(387,336
)

—

(a)
Reclassifications are primarily due to rounding.

(b)
 Reclassifications are primarily due to book/tax differences in the treatment of distributions from real estate investment trusts and a tax net operating loss which affects short-term capital gains for tax purposes.

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Notes to Financial Statements (continued)

 2. Management Agreement and Other Transactions with Affiliates
 Smith Barney Fund Management LLC (“SBFM”), for which the period of the report was an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment manager to the Fund. The Fund pays SBFM a management fee calculated at an annual rate of 0.75% of the Fund’s average daily net assets.

     During the year ended October 31, 2005, the Fund’s Class A, B, C and Y shares had voluntary expense limitations in place of 1.35%, 2.10%, 2.10% and 1.10%, respectively. During the year ended October 31, 2005, SBFM waived a portion of its management fee amounting to $304,086.

      Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Fund’s transfer agent. PFPC Inc. (“PFPC”) acts as the Fund’s sub-transfer agent. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC is responsible for shareholder recordkeeping and financial processing for all shareholder accounts and are paid by CTB. For the year ended October 31, 2005, the Fund paid transfer agent fees of $94,787 to CTB. In addition, for the year ended October 31, 2005, the Fund also paid
$69,974 to other Citigroup affiliates for shareholder record keeping services.

      Citigroup Global Markets Inc. (“CGM”) another indirect wholly-owned subsidiary of
Citigroup, acts as the Fund’s distributor.

      There is a maximum initial sales charge of 5.00% for Class A shares. There is a contingent deferred sales charge
(“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

      For the year
ended October 31, 2005, CGM and its affiliates received sales charges of approximately $24,000 on sales of the Fund’s Class A shares. In addition, for the year ended October 31, 2005, CDSCs paid to CGM and its affiliates were approximately:

Class B

Class C

CDSCs

$5,000

$0*

 * Amount represents less than $1,000.
      All officers and one Trustee of the Trust are
employees of SBFM or its affiliates and do not receive compensation from the Trust.

      The Trustees of the Fund have adopted a Retirement Plan (the “Plan”), for all
Trustees who are not “interested persons” of the Fund, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with the Manager for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The

 28      Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report

 Notes to Financial Statements
(continued)

 maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the entirety of the calendar year of the Trustee’s retirement (assuming no change in relevant facts for the balance of the year following the Trustee’s retirement). Amounts under the Plan may be paid in installments or in a lump sum (discounted to present value). Benefits under the Plan are unfunded. Three former Trustees are currently receiving payments under the Plan. In addition, two other Trustees elected to receive a lump sum payment under the Plan. At October 31, 2005, $1,186 was accrued in connection with the Plan.

 3. Investments
 During the year ended October 31, 2005, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$67,682,062

Sales

62,828,024

      At October 31, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation

$
5,972,649

Gross unrealized depreciation

(3,470,215
)

Net unrealized appreciation

$
2,502,434

 4. Class Specific Expenses
 Pursuant to a Distribution and Service Plan, the Fund pays a distribution and/or service fee calculated at the annual rate of 0.25%, 1.00% and 1.00% of the average daily net assets of Class A, B and C shares, respectively. For the year ended October 31, 2005, total Distribution and Service fees, which are accrued daily and paid monthly, were as follows:

Class A
Class B
Class C
Class Y

Distribution Fees
$65,332
$29,992
$203,091
N/A

      For the year ended October 31, 2005, total Transfer Agent fees were as follows:

Class A
Class B
Class C
Class Y

Transfer Agent fees
$48,203
$3,635
$166,322
$66

      For the year ended October 31, 2005, total Shareholder Reports were as follows:

Class A
Class B
Class C
Class Y

Shareholder Reports Expenses
$22,604
$4,692
$48,430
$430

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual
Report      29

 Notes to Financial Statements (continued)

 5. Distributions to Shareholders by Class

Year Ended
Year Ended

October 31, 2005
October 31, 2004

Net Realized Gains

Class A

$
1,821,687

$
412,722

Class B

225,859

54,574

Class C*

1,087,737

83,427

Class Y

284,973

24,530

Total

$
3,420,256

$
575,253

 * On April 29, 2004, Class L shares were renamed as Class C shares.
 6.
Shares of Beneficial Interest
 At October 31, 2005, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses specifically related to the distribution of its shares.

     Transactions in shares if each class were as follows:

Year Ended

Year Ended

October 31, 2005

October 31, 2004

Shares

Amount

Shares

Amount

Class A

Shares sold

304,666

6,148,141

457,394

$
8,789,681

Shares issued on reinvestment

85,858

1,735,185

19,791

377,218

Shares repurchased

(370,441
)

(7,450,532
)

(418,136
)

(8,001,176
)

Net Increase

20,083

$
432,794

59,049

$
1,165,723

Class B

Shares sold

26,343

$
501,377

38,286

$
709,136

Shares issued on reinvestment

11,138

213,166

2,820

51,465

Shares repurchased

(52,606
)

(997,852
)

(38,722
)

(704,295
)

Net Increase (Decrease)

(15,125
)

$
(283,309
)

2,384

$
56,306

Class C*

Shares sold

1,025,510

$
19,766,196

690,236

$
12,750,095

Shares issued on reinvestment

54,953

1,073,240

4,237

78,815

Shares repurchased

(481,941
)

(9,272,707
)

(171,380
)

(3,131,916
)

Net Increase

598,522

$
11,566,729

523,093

$
9,696,994

Class Y

Shares sold

36,399

$
744,578

174,872

$
3,363,698

Shares issued on reinvestment

14,024

284,973

1,279

24,441

Shares repurchased

(50,510
)

(1,040,116
)

(28,732
)

(535,863
)

Net Increase (Decrease)

(87
)

$
(10,565
)

147,419

$
2,852,276

* On April 29, 2004, Class L shares were renamed as Class C shares.

 30      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Notes to Financial Statements (continued)

 7. Income Tax Information and Distributions to
Shareholders
      Subsequent to the fiscal year end, the Fund has made the following distributions;

Record Date

Payable Date

Class A

Class B

Class C

Class Y

12/8/2005

12/9/2005

$1.5922

$1.5922

$1.5922

$1.5922

 The tax character of distributions paid during the fiscal year ended October 31 were as follows:

2005
2004

Distributions paid from:

Ordinary Income

$
3,033,650

—

Net long-term Capital Gains

386,606

$
575,253

Total Taxable Distributions

$
3,420,256

$
575,253

As of October 31, 2005, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income

$
2,771,145

Undistributed long-term capital gains

2,089,671

Total undistributed earnings

$
4,860,816

Unrealized appreciation/(depreciation) (a)

2,502,434

Total accumulated earnings/(losses) – net

$
7,363,250

(a)
 The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between the book and tax cost basis of investments in real estate investment trusts and the difference between book and tax recognition of gains (losses) on distributed property from a partnership interest.

 8. Regulatory Matters
 On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

     The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’
then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      31

 Notes to Financial Statements (continued)

 omissions discussed above and other misrepresentations
and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

      The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1)
and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

      The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the
Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in
August 2004.

     At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

     On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason Inc.

 9. Legal Matters
 Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the
“Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the adviser for the
Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

     On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

 32      Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report

 Notes to Financial Statements
(continued)

      As of the date of this report, the fund’s investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

 *      *      *

      Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were files against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addtion, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, recission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

      On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

      Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

      As of the date of this report, the fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

      The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

 10.
Prospectus Restriction
 The Fund has an investment policy of investing at least 80% of its net assets in equity securities of small cap companies and related investments. The Fund considers small cap companies to be those with market capitalizations that do not exceed (i) $3 billion or (ii) the highest month end market capitalization of any stock in the Russell 2000 Index (“Index”), for the previous 12 months, whichever is greater.
Prior to November 1, 2004, the Fund considered small cap companies to be those with market capitalization within the range of the market capitalizations of the companies in the Index at the time of investment. Subsequent to a reconstitution of the
Index in July 2003, the Fund purchased securities of certain com-

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Notes to Financial Statements (continued)

 panies with market capitalizations that were no longer within of the range of those of the companies in the Index, resulting in less than 80% of the Fund’s net assets being invested in equity securities of small cap companies and related investments for a period of time.

      For the year ended October 31, 2003, the net realized and unrealized gains on the investment in such securities in excess of the 20%
of Fund net assets permitted by the investment policy were approximately $74,000 and $376,000, respectively. These items represented 2.16%, 2.23%, 2.19% and 2.21% for Class A, B, C and Y, respectively, of the total return of each share class.

      During the year ended October 31, 2004, the Fund sold certain securities of issuers with market capitalizations outside of the range of those of the companies in the
Index to achieve compliance with its investment policy. The net realized gain on such sales was approximately $304,000, and the decrease in unrealized appreciation on such securities was approximately $376,000. In addition, the Adviser reimbursed the Fund for losses on investments that were acquired in violation of its investment policy in the amount of $29,200; the amount of such losses attributable to the year ended October 31, 2003 was not material. These items represented (0.10)%,
(0.11)%, (0.10)% and (0.10)% for Class A, B, C and Y, respectively, of the total return of each share class.

 11. Change in Independent Registered Public Accounting Firm (unaudited)

PricewaterhouseCoopers LLP has resigned as the independent registered public accounting firm for the Fund effective June 22, 2005. The Fund’s Audit Committee has approved the engagement of KPMG LLP as the
Fund’s new independent registered public accounting firm for the fiscal year ending October 31, 2005. A majority of the Fund’s Board of Trustees, including a majority of the independent Trustees, approved the appointment of KPMG
LLP.

      The reports of PricewaterhouseCoopers LLP on the Fund’s financial statements for each of the two fiscal years in the period ending October 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with PricewaterhouseCoopers LLP during the Fund’s two fiscal years in the period ended October 31, 2004 and any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers
LLP, would have caused them to make reference thereto in their reports on the financial statements for such years or period.

 12. Other Matters
 The Fund has
received information concerning SBFM as follows:

      On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

 34      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Notes to Financial Statements (continued)

     Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment management services relating to the Fund.

 13. Subsequent Events
 On December 1, 2005, Citigroup completed the sale of substantially all of its asset management business, CAM, to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg
Mason. Completion of the sale caused the Fund’s existing investment management contract (and sub-advisory contract(s), if applicable) to terminate. The Fund’s shareholders previously approved a new investment management contract between the fund and the Manager (and new sub-advisory contract(s), if applicable) which became effective on December 1, 2005.

      Legg Mason, whose principal executive offices are at 100
Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

     The Fund’s Board has appointed the fund’s current distributor, CGM, and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg
Mason, as co-distributors of the Fund. The Fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

      Effective
December 1, 2005, with respect to those Fund classes subject to a 12b-1 Plan, the Fund pays service and distribution fees to each of LMIS and CGM for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. The co-distributors will provide the Fund’s Board with periodic reports of amounts expended under the Fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

      Effective December 1, 2005, CGM will no longer be an affiliated person of the Fund under the Investment Company Act of 1940, as amended. As a result, the Fund will be permitted to execute transactions with CGM or an affiliate of CGM as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the fund generally will be permitted to purchase securities in underwritings in which CGM or an affiliate of CGM is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager’s use of CGM or affiliates of CGM as agent in portfolio transactions with the Fund will be governed by the Fund’s policy of seeking the best overall terms available.

      Certain officers and one Trustee of the Fund are
employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

      The Fund’s Board has approved PFPC to serve as transfer agent for the Fund. The principal business office of PFPC is located at P.O. Box 9699, Providence, RI 02940-9699.

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      35

 Report of Independent Registered Public
Accounting Firm
 The Shareholders and Board of Trustees
 Smith Barney Trust II:

 We have audited the
accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney Small Cap Growth Opportunities Fund, a series of Smith Barney Trust II, as of October 31, 2005, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended October 31, 2004 and the financial highlights for each of the years in the four year period then ended were audited by other independent registered public accountants whose report thereon, dated December 21, 2004, expressed an unqualified opinion on the statement of changes in net assets and financial highlights.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian and brokers or by other auditing appropriate procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements
and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Small Cap Growth Opportunities Fund as of October 31, 2005, and the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

 New York, New York
 December 16, 2005

36      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Board Approval of Management Agreement (unaudited)

 Background

The members of the Board of Smith Barney Small Cap Growth Opportunities Fund (the “Fund”), a series of Smith Barney Trust II, including the Fund’s Board members that are not considered to be
“interested persons” under the Investment Company Act of 1940, as amended (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributor, as well as the advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. The discussion below covers both advisory and administrative functions being rendered by the Manager, each function encompassed by the Management Agreement.

 Board Approval of Management Agreement
 In approving the Management Agreement, the Fund’s Board, including the Independent Board Members, considered the factors below. In all of the Board’s considerations with respect to the approval of the Management Agreement, the
Board was mindful of the proposed acquisition of the Manager by Legg Mason, Inc.

 Nature, Extent and Quality of the Services under the Management Agreement
 The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex.
The Board reviewed information received from the Manager regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

     The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-today portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the CAM fund complex. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

 Smith Barney Small Cap Growth Opportunities Fund
2005 Annual Report      37

 Board Approval of
Management Agreement (unaudited)
 (continued)

      The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

      The Board
concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

 Fund Performance
 The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

      The information comparing the
Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as “small-cap growth funds” by Lipper, showed, among other data, that the Fund’s performance for the 1-year period ended March 31, 2005 was below the median while the performance for the 3- and 5- year periods ended March 31, 2005 was better than the median.

      Based on their review,
which included careful consideration of all of the factors noted above, the Board, mindful of the proposed transaction with Legg Mason, concluded that it will continue to evaluate the Fund’s performance and any actions taken by the Manager to improve performance.

 Management Fees and Expense Ratios
 The Board reviewed and considered the contractual management fee (the “Contractual Management
Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager. The Board also reviewed and considered that fee waiver and/or expense reimbursement arrangements are currently in place for the Fund and considered the actual fee rate (after taking waivers and reimbursements into account) (the “Actual Management Fee”) and that the Manager had agreed to continue its fee waivers and reimbursements until further notice.

      Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the
Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to

 38      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual
Report

 Board Approval of Management Agreement (unaudited)
 (continued)

 the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

      Management also
discussed with the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributor and how the amounts received by the distributor are paid.

      The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of retail front-end load funds (including the Fund) classified as “small-cap growth funds” and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee and Actual
Management Fee (which reflects a fee waiver) were below the median. The Board noted that the Fund’s actual total expense ratio was also below the median. The Board also noted that the Manager was continuing its voluntary waiver until further notice, resulting in the same net effective fee as currently in place, which is lower than the current contractual fee.

      Taking all of the above into consideration, the Board
determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

 Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the
Manager’s methodology. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

 Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Fund’s Contractual Management Fee was lower than the average of management fees paid by the other funds in the Expense Group across all asset levelsThe Board also noted that as the Fund’s assets have increased over time, certain expenses, such as fees for Board members, auditors and legal fees, become a smaller percentage of overall assets. The Board determined that the management fee structure was reasonable.

 Other Benefits to the Manager
 The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      39

 Board Approval of Management Agreement (unaudited)
 (continued)

      In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

      In light of all of the foregoing, the Board approved the Management Agreement to continue for another year.

     No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement, and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the proposed continuance of the Management Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present.

 Additional Information
 On June 23, 2005, Citigroup Inc. entered
into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the
Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

     The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended
(the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

      On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding the Fund, including the preservation, strengthening and growth of CAM’s business and its combination with Legg Mason’s business. The Board
Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

      At a meeting held on August 7,
2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management
Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason previously provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and
CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board, including at meetings held prior to the August
2005 meeting. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was pro-

 40      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual
Report

 Board Approval of Management Agreement (unaudited)
 (continued)

 vided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

      In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i)

the automatic termination of the current management agreement upon completion of the Transaction and the need for continuity of services provided under the current management agreement;

(ii)

the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(iii)

that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(iv)

 that Legg Mason is an experienced and respected asset management firm, and that Legg Mason has advised the Board Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board consent and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(v)

that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(vi)

 that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vii)

 that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

(viii)

 that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

(ix)

 the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Board Approval of Management Agreement (unaudited)
 (continued)

(x)

the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds including possible economies of scale and access to investment opportunities;

(xi)

that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xii)

the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xiii)

the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xiv)

the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xv)

that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xvi)

that Citigroup and Legg Mason were negotiating a license arrangement that would permit the Fund to maintain its current name for some agreed upon time period after the closing of the Transaction; and

(xvii)

 that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board’s deliberations concerning the New Management Agreement reflected its prior evaluation of relevant factors, including the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance considered in connection with the renewal of the current management agreement and its determination that information provided by CAM and Legg Mason management prior to and at the August meeting supported the continued
appropriateness of such conclusions with respect to the New Management Agreement.

      No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the New Management Agreement and each Board Member attributed different weight to the various factors. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board also discussed the New Management Agreement in private sessions with their independent legal counsel at which no representatives of the Adviser were present. In light of all of the foregoing, the Board approved the New Management
Agreement and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

 42      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Additional Information (unaudited)

 Information about Trustees and Officers
 The business and affairs of the Smith Barney Small
Cap Growth Opportunities Fund are managed under the direction of the Fund’s Board of Trustees. Information pertaining to the Trustees and officers of the Fund is set forth below. Each Trustee and officer holds office for his or her lifetime, unless that individual resigns, retires or is otherwise removed. The Statement of Additional Information includes additional information about Fund Trustees and is available, without charge, upon request by calling 1-800-451-2010.

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

Non-Interested Trustees:

Elliott J. Berv

Trustee

Since

Executive Vice President and

37

Board Member,

c/o R. Jay Gerken

2001

Chief Operations Officer,

American Identity

Citigroup Asset

DigiGym Systems (on-line

Corp. (doing

Management (“CAM”)

personal training systems)

business as

399 Park Avenue

(since 2001); Consultant,

Morpheus

New York, NY 10022

Catalyst (consulting) (since

Technologies)

Birth Year: 1943

1984); Chief Executive

(biometric

Officer, Motocity USA

information

(motorsport racing) (since

management) (since)

2004)

2001); Director,

Lapoint Industries

(industrial filter

company) (since

2002); Director,

Alzheimer’s

Association (New

England Chapter)

(since 1998)

Donald M. Carlton

Trustee

Since

Consultant, URS Corporation

37

Director,

c/o R. Jay Gerken

2001

(engineering) (since 1999);

Temple-Inland

CAM

former Chief Executive Officer,

(forest products)

399 Park Avenue

Radian International L.L.C.

(since 2003);

New York, NY 10022

(engineering) (from 1996 to

Director,

Birth Year: 1937

1998); Member of the

American Electric

Management Committee,

Power Co. (electric)

Signature Science

utility) (since 1999);

(research and development)

Director, National

(since 2000)

Instruments Corp.

(technology)

(since 1994);

former Director,

Valcro Energy

(petroleum refining)

(from 1999 to 2003)

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      43

 Additional Information (unaudited)
(continued)

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

A. Benton Cocanougher

Trustee

Since

Dean Emeritus and Professor,

37

None

c/o R. Jay Gerken

2001

Texas A&M University (since

CAM

2004); former Interim

399 Park Avenue

Chancellor, Texas A&M

New York, NY 10022

University System (from 2003

Birth Year: 1938

to 2004); former Special

Advisor to the President,

Texas A&M University (from

2002 to 2003); former Dean

Emeritus and Wiley Professor,

Texas A&M University (from

2001 to 2002); former Dean

and Professor of Marketing,

College and Graduate School

of Business of Texas A&M

University (from 1987

to 2001)

Mark T. Finn

Trustee

Since

Adjunct Professor, College of

37

Former President

c/o R. Jay Gerken

2001

William & Mary (since 2002);

and Director, Delta

CAM

Principal/Member, Balvan

Financial, Inc.

399 Park Avenue

Partners (investment

(investment advisory

New York, NY 10022

management) (since 2002);

firm) (from 1983

Birth Year: 1943

Chairman, Chief Executive

to 1999)

Officer and Owner, Vantage

Consulting Group, Inc.

(investment advisory and

consulting firm) (since 1998);

former Vice Chairman and

Chief Operating Officer,

Lindner Asset Management

Company (mutual fund

company) (from 1988 to 2001);

former General Partner and

Shareholder, Greenwich

Ventures, L.L.C. (investment

partnership) (from 1996 to 2001);

former President, Secretary, and

Owner, Phoenix Trading Co.

(commodity trading advisory

firm) (from 1997 to 2000)

 44      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Additional Information (unaudited) (continued)

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

Stephen Randolph Gross

Trustee

Since

Chairman, HLB Gross Collins,

37

Director, Andersen

c/o R. Jay Gerken

2001

PC (accounting and consulting

Calhoun (assisted

CAM

firm) (since 1979); Treasurer,

living) (since 1987);

399 Park Avenue

Coventry Limited, Inc. (Senior

former Director, Yu

New York, NY 10022

Living Facilities) (since 1985);

Save, Inc. (internet

Birth Year: 1947

former Managing Director,

company) (from 1998

Fountainhead Ventures, L.L.C.

to 2000); former

(technology accelerator)

Director, Hotpalm.com,

(from 1998 to 2003); former

Inc. (wireless

Treasurer, Hank Aaron

applications) (from

Enterprises (fast food

1998 to 2000); former

franchise) (from 1985 to

Director, United

2001); former Partner, Capital

Telesis, Inc.

investment Advisory

(telecommunications)

Partners (leverage buyout

(from 1997 to 2002);

consulting) (from 2000 to

former Director,

2002); former Secretary,

ebank.com, Inc.

Carint N.A. (manufacturing)

(from 1997 to 2004)

(from 1998 to 2002)

Diana R. Harrington

Trustee

Since

Professor, Babson College

37

None

c/o R. Jay Gerken

1992

(since 1993)

CAM

399 Park Avenue

New York, NY 10022

Birth Year: 1940

Susan B. Kerley

Trustee

Since

Consultant, Strategic

37

Chairperson and

c/o R. Jay Gerken

1992

Management Advisors,

Independent Board

CAM

LLC (investment consulting)

Member of Eclipse

399 Park Avenue

(since 1990)

Fund, Inc. and Eclipse

New York, NY10022

Funds (which trade

Birth Year: 1951

as Mainstay Funds)

(currently supervises

16 investment

companies in the

fund complex)

Alan G. Merten

Trustee

Since

President, George Mason

37

Director, Xybernaut

c/o R. Jay Gerken

2001

University (since 1996)

Corporation

CAM

(information

399 Park Avenue

technology)

New York, NY 10022

(since 2004); Director,

Birth Year: 1941

Digital Net Holdings,

Inc. (since 2003);

Director, Comshare,

Inc. (information

technology) (from

1985 to 2003)

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report      45

 Additional Information (unaudited)
(continued)

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

R. Richardson Pettit

Trustee

Since

Professor of Finance,

37

None

c/o R. Jay Gerken

2001

University of Houston

CAM

(from 1977 to 2002);

399 Park Avenue

independent consultant

New York, NY 10022

(since 1984)

Birth Year: 1942

Interested Trustee:

R. Jay Gerken, CFA**

Chairman,

Since

Chairman, President,

171

N/A

CAM

President,

2002

Chief Executive Officer

399 Park Avenue

and Chief

and Director of

Mezzanine

Executive

Smith Barney Fund

New York, NY 10022

Officer

Management LLC

Birth Year: 1951

(“SBFM”), Travelers

Investment Adviser, Inc.

(“TIA”) and Citi Fund

Management Inc.

(“CFM”); President and

Chief Executive Officer

of certain mutual funds

associated with CAM;

Formerly Portfolio

Manager of Smith Barney

Allocation Series Inc. (from

1996 to 2001) and Smith

Barney Growth and

Income Fund (from 1996

to 2000)

Officers:

Andrew B. Shoup

Senior

Since

Director of CAM; Senior Vice

N/A

N/A

CAM

Vice

2003

President and Chief

125 Broad Street

President

Administrative Officer of

11th Floor

and

mutual funds associated with

New York, NY 10004

Chief

CAM; Chief Financial Officer

Birth Year: 1956

Adminis-

and Treasurer of certain mutual

trative

funds associated with CAM;

Officer

Head of International Funds

Administration of CAM (from

2001 to 2003); Director of

Global Funds Administration

of CAM (from 2000 to 2001);

Head of U.S. Citibank Funds

Administration of CAM

 46      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Additional Information (unaudited) (continued)

Term of

Number of

Office*

Portfolios in the

Position(s)

and Length

Fund Complex

Other

Name, Address and

Held

of Time

Principal Occupation(s)

Overseen by

Board Memberships

Birth Year

with Fund

Served

During Past 5 Years

Director

Held by Director

Frances M. Guggino

Chief

Since

Chief Financial Officer and

N/A

N/A

CAM

Financial

2004

Treasurer Since 2004 Director

125 Broad Street

Officer

of CAM; Chief Financial

10th Floor

and

Officer and Treasurer of

New York, NY 10004

Treasurer

certain mutual funds

Birth Year: 1957

associated with CAM;

Controller

2002-2004

Controller of certain mutual

funds associated with

CAM

Andrew Beagley

Chief

Since

Director of CGM (since 2000);

N/A

N/A

CAM

Anti-

2002

Director of Compliance, North

399 Park Avenue

Money

America, CAM (since 2000);

4th Floor

Laundring

Chief Anti-Money Laundering

New York, NY 10022

Compliance

Compliance Officer, Chief

Birth Year: 1962

Officer

Compliance Officer and Vice

President of certain mutual

Chief

Since

funds associated with CAM;

Compliance

2004

Director of Compliance, Europe,

Officer

the Middle East and Africa,

CAM (from 1999 to 2000);

Chief Compliance Officer,

SBFM and CFM; Formerly Chief

Compliance Officer of TIA

(from 2002 to 2005)

Wendy S. Setnicka

Controller

Since

Vice President of CAM (since

N/A

N/A

CAM

2004

2003); Controller of certain

125 Broad Street

mutual funds associated with

10th Floor

CAM; Assistant Controller

New York, NY 10004

of CAM (from 2002 to 2004);

Birth Year: 1964

Accounting Manager of CAM

(from 1998 to 2002)

Robert I. Frenkel

Secretary

Since

Managing Director and

N/A

N/A

CAM

and Chief

2003

General Counsel, Global

300 First Stamford Place

Legal

Mutual Funds for CAM

Stamford, CT 06902

Officer

and its predecessor (since

Birth Year: 1954

1994); Secretary of certain

mutual funds associated

with CAM; Chief Legal

Officer of mutual funds

associated with CAM

*
Each Trustee and Officer serves until his or her successor has been duly elected and qualified.

**
 Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of the Manager and certain of its affiliates.

 Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Additional Shareholder Information (unaudited)

 Results of a Special Meeting of Shareholders
 On October 21, 2005, a Special Meeting of Shareholders was held to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On

Votes For

Votes Against

Abstentions

Broker Non-Votes

Election of Trustees[1]

Nominees:

Elliot J. Berv

390,185,282.078

17,007,145.913

0

0

Donald M. Carlton

390,309,164.112

16,883,263.879

0

0

A. Benton Cocanougher

390,216,296.988

16,976,131.003

0

0

Mark T. Finn

390,392,076.470

16,800,351.521

0

0

Stephen Randolph Gross

390,214,170.384

16,978,257.607

0

0

Diana R. Harrington

390,350,563.762

16,841,864.228

0

0

Susan B. Kerley

390,230,241.659

16,962,186.331

0

0

Alan G. Merten

390,331,665.182

16,860,762.809

0

0

R. Richardson Pettit

390,227,821.252

16,964,606.739

0

0

R. Jay Gerken

389,654,043.355

17,538,384.636

0

0

 1      Trustees are elected by the shareholders of all of the series of the Trust of which the Fund is a series.

 48      Smith Barney Small Cap Growth Opportunities Fund 2005 Annual Report

 Important Tax Information (unaudited)

 The following information is provided with respect to the distributions paid during the taxable year ended October 31, 2005.

Record Date:

12/13/04

Payable Date:

12/15/04

Qualified Dividend Income for Individuals

8.35%

Dividends Qualifying for the Dividends Received Deduction for Corporations

8.04%

Long-Term Capital Gain Dividend

$1.265700

Please retain this information for your records.

 Smith Barney
Small Cap Growth Opportunities Fund 2005 Annual Report      49

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Smith Barney Small Cap Growth Opportunities Fund

TRUSTEES

INVESTMENT MANAGER

Elliott J. Berv

Smith Barney Fund

Donald M. Carlton

Management LLC

A. Benton Cocanougher

Mark T. Finn

DISTRIBUTORS

R. Jay Gerken, CFA

Citigroup Global Markets Inc.

Chairman

Legg Mason

Stephen Randolph Gross

Investor Services, LLC

Diana R. Harrington

Susan B. Kerley

CUSTODIAN

Alan G. Merten

State Street Bank

R. Richardson Pettit

& Trust Company

OFFICERS

TRANSFER AGENT

R. Jay Gerken, CFA

PFPC Inc.

President and

P.O. Box 9699

Chief Executive Officer

Providence, RI 02940-9699

Andrew B. Shoup

INDEPENDENT REGISTERED

Senior Vice President and

PUBLIC ACCOUNTING FIRM

Chief Administrative Officer

KPMG LLP

345 Park Avenue

Frances M. Guggino

New York, New York 10154

Chief Financial Officer and

Treasurer

Andrew Beagley

Chief Anti-Money Laundering

Compliance Officer and

Chief Compliance Officer

Wendy S. Setnicka

Controller

Robert I. Frenkel

Secretary and Chief Legal Officer

This report is submitted for
 general information of the
 shareholders of Smith
 Barney Trust II — Smith
 Barney Small Cap Growth
 Opportunities Fund, but it
 may also
be used as sales
 literature when preceded or
 accompanied by the current
 Prospectus.

 This document must be
 preceded or accompanied by
 a free prospectus. Investors
 should consider the fund’s
 investment objectives, risks,
 charges and expenses
 carefully before investing.
 The prospectus contains this
 and other important
 information about the fund.
 Please read the prospectus
 carefully before you invest or
 send money.

www.citigroupam.com
 ©2005 Legg Mason
 Investor Services, LLC
 Member NASD, SIPC

 FD02663 12/05           05-9409

Smith Barney Trust II
 Smith Barney Small Cap Growth
 Opportunities Fund

The Fund is a separate fund of Smith Barney Trust II, a Massachusetts business trust.
 SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES FUND
 Smith Barney Mutual Funds
 125 Broad Street, MF-2
 New York, New York 10004

 The Fund
files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at
www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

 Information on how the Fund voted proxies relating to portfolio securities during the 12- month period ended June 30 and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at
www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.